UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2016
ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Mark Peabody, Executive Vice President of Astronics Corporation (the "Company") and President of the Company's subsidiary, Astronics Advanced Electronic Systems Corp., has determined to monetize a portion of his equity position in the Company's common stock in a systematic, non-discretionary manner with minimal market impact and in accordance with applicable law and regulations.
Accordingly, pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, Mr. Peabody adopted a written plan on September 12, 2016 relating to future sales of the Company's common stock. Mr. Peabody's plan will begin on November 18, 2016 and will continue until September 22, 2017, unless sooner terminated. Under Mr. Peabody's plan, he will place an order to sell 1,000 shares of the Company's common stock on the open market and at prevailing market prices, subject to a price floor, beginning November 18, 2016 and on Friday of every other following week through September 22, 2017. In the event that the prevailing market price on a designated order date exceeds a certain price, the number of shares sold will be increased to 2,000 for such date. The maximum number of shares to be sold pursuant to the plan is 18,522 shares of the Company's common stock.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	September 12, 2016	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer